                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                        Bellwether Exploration Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

    ---------------------------------------------------------------------------

Notes:

                        BELLWETHER EXPLORATION COMPANY
                         1331 LAMAR STREET, SUITE 1455
                           HOUSTON, TEXAS 77010-3039
                                (713) 650-1025



Dear Stockholder,

     You are cordially invited to attend the Annual Meeting of Stockholders of Bellwether Exploration Company which will be held at the Houston Center Club, 1100 Caroline Street, Houston, Texas, on Friday, November 15, 1996, at 10:00 a.m.

     The Notice of the Annual Meeting and Proxy Statement, which are attached, provide information concerning the matters to be considered at the meeting. The annual report to Stockholders for fiscal year 1996 is being mailed to Stockholders along with these proxy materials.

     It is important that your shares be represented at the meeting, regardless of the size of your holdings. We urge you to return the signed proxy in the enclosed envelope as soon as possible. If you do attend the meeting in person, you may withdraw your proxy and vote your stock if you so desire. We value your opinions and encourage you to participate in the Annual Meeting by voting your proxy.

                                         Very truly yours,



                                         J. DARBY SERE
                                         President and Chief Executive Officer

                        BELLWETHER EXPLORATION COMPANY
                         1331 LAMAR STREET, SUITE 1455
                           HOUSTON, TEXAS 77010-3039

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 15, 1996


To the Stockholders of
Bellwether Exploration Company:

     The Annual Meeting of Stockholders of BELLWETHER EXPLORATION COMPANY (the "Company") will be held at the Houston Center Club, 1100 Caroline Street, Houston, Texas at 10:00 a.m., Houston time, on Friday, November 15, 1996, for the following purposes:

     1. To elect the nominees of the Board of Directors to serve until their successors are duly elected and qualified.

     2. To consider and act upon a proposal to ratify and approve the Board of Directors' adoption of the Bellwether Exploration Company 1996 Stock Incentive Plan.

     3. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ending June 30, 1997.

     4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     Stockholders of record at the close of business on October 4, 1996, are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

     You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy and return it promptly.

                                         Sincerely,


                                         J. Darby Sere
                                         President and Chief Executive Officer
Houston, Texas
October 22, 1996

 =============================================================================
                            YOUR VOTE IS IMPORTANT
     TO ENSURE REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE AND
        SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF MAILED IN THE UNITED
                                    STATES.
 =============================================================================

                                PROXY STATEMENT

                     _____________________________________

                        BELLWETHER EXPLORATION COMPANY
                               1331 LAMAR STREET
                                  SUITE 1455
                           HOUSTON, TEXAS 77010-3039
                                (713) 650-1025

                     ____________________________________

                        ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 15, 1996
                     ____________________________________

                                 INTRODUCTION


     This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Bellwether Exploration Company (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Friday, November 15, 1996 (the "Annual Meeting") at 10:00 a.m. local time at the Houston Center Club, 1100 Caroline Street, Houston, Texas, and at any adjournment thereof, for the purposes set forth in this Proxy Statement.

     This Proxy Statement and the enclosed form of proxy are being mailed on or about October 22, 1996, to the Stockholders of record as of October 4, 1996. The annual report to Stockholders for the Company's fiscal year ended June 30, 1996, is also being mailed to Stockholders contemporaneously with this Proxy Statement, although the annual report does not form a part of the material for the solicitation of Proxies.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     Unless otherwise indicated, proxies in the form enclosed that are properly executed, duly returned and not revoked will be voted in favor of:

     (1) the election of the eight nominees to the Board of Directors of the Company named herein;
     (2) the approval of a proposal to ratify and approve the Board of Directors' adoption of the Bellwether Exploration Company 1996 Stock Incentive Plan; and
     (3) the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the current fiscal year ending June 30, 1997.

     The Board of Directors is not presently aware of other proposals which may be brought before the Annual Meeting. In the event other proposals are brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with what they consider to be in the best interests of the Company and its Stockholders.

                              VOTING REQUIREMENTS

     The Board of Directors of the Company has fixed the close of business on October 4, 1996, as the record date (the "Record Date") for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had issued and outstanding 9,145,479 shares of its common stock, $.01 par value ("Common Stock"). A complete list of all Stockholders entitled to vote at the Annual Meeting will be open for examination by any Stockholder during normal business hours for a period of ten days prior to the Annual Meeting at the offices of the Company, 1331 Lamar, Suite 1455, Houston, Texas 77010. Such list will also be available at the Annual Meeting and may be inspected by any Stockholder who is present. Only the record owners of the Company's Common Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting.


                           QUORUM AND OTHER MATTERS

     The presence in person or by proxy of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. Each share of Common Stock is entitled to one vote, in person or by proxy, with respect to the election of directors and any other proposals properly brought before the Annual Meeting.

     Shares of Common Stock represented by a properly signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock held by nominees which are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "non-vote") for voting on some or all other matters.

     The holders of a majority of the total shares of Common Stock issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The election of directors requires the favorable vote of the holders of a plurality of shares of Common Stock present and voting, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes have no effect on determinations of plurality except to the extent that they affect the total votes received by any particular candidate. A majority of the votes represented by the Stockholders present at the Annual Meeting, in person or by proxy, is necessary for approval of the Bellwether Exploration Company 1996 Stock Incentive Plan (the "1996 Plan") and for ratification of the Company's auditors. With respect to abstentions and broker non-votes, the shares will not be considered present at the Annual Meeting for these matters so that abstentions and broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

     Votes at the Annual Meeting will be tabulated by an Inspector of Election appointed by the Company.


                               PROXY INFORMATION

     The enclosed form of proxy may be revoked at any time prior to its exercise by executing a new proxy with a later date, by voting in person at the Annual Meeting, or by giving written notice of revocation to Roland E. Sledge, Secretary of the Company, at any time before the proxy is voted at the Annual Meeting. Please ensure that your shares will be voted by signing, dating and returning the enclosed form of proxy in the enclosed postage-paid envelope.

                       BENEFICIAL OWNERSHIP OF SECURITIES

MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the Record Date, the name, address, and number of shares of Common Stock owned beneficially by (a) all persons known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock and (b) each director (c) each nominee for director (d) each of the executive officers named in the Summary Compensation Table, and (e) all executive officers and directors of the Company as a group. The information set forth in the following table is based on public filings made with the Securities and Exchange Commission (the "Commission") as of the Record Date and certain information supplied to the Company by the persons listed below. Unless otherwise indicated, all shares are owned directly and the owner has sole voting and investment power with respect thereto.


             NAME AND                          AMOUNT OF NATURE                       PERCENT
            ADDRESS OF                          OF BENEFICIAL                           OF
         BENEFICIAL OWNER                        OWNERSHIP                            CLASS
-----------------------------------          -----------------                       -------
Allstate Insurance Company
  3075 Sanders Road, Suite G5B
  Northbrook, Illinois  60062                   1,340,584                             14.7

Torchmark Corporation
  2001 Third Avenue South
  Birmingham, Alabama  35233                      750,196 (a)                          8.2

Alpine Investment Partners
  767 Fifth Avenue
  New York, New York  10153                       729,832 (b)                          8.0

Ppm America Inc.
225 West Wacker Drive, Suite 1200
Chicago, Illinois  60606                          506,568                              5.5

J.P. Bryan                                        139,372 (c)                          1.5
J. Darby Sere                                     262,950 (d)                          2.8
A.K. McLanahan                                     13,750 (e)                           *
Vincent H. Buckley                                  9,000 (e)                           *
Dr. Jack Birks                                      9,000 (e)                           *
Michael D. Watford                                 62,497 (f)                           *
C. Barton Groves                                  176,625 (g)                          1.9
Kenneth W. Welch                                   92,812 (h)                          1.0
Habib Kairouz                                       6,000 (i)                           *

All officers and directors as                     835,296 (j)                          8.4
 a group (12 persons)

__________

*     Under 1%

(a) Of the 750,196 shares indicated as beneficially owned by Torchmark Corporation ("Torchmark"), 187,500 shares are issuable pursuant to a warrant owned by a wholly owned subsidiary of Torchmark and the remainder are owned by that and other wholly owned subsidiaries of Torchmark.

(b) Jan Philipp F. Reemtsma and Joshua Ruch may be deemed to be the beneficial owners of the shares held in the name of Alpine Investment Partners. Messrs. Reemtsma and Ruch share voting and dispositive power over 716,006 of such shares, and Mr. Ruch has sole voting and dispositive power over 13,826 of such shares. Amount shown includes 1,242 shares beneficially owned by Mr. Ruch held in the name of XBF Inc.

(c) Includes 126,875 shares which Mr. Bryan has the right to acquire, within 60 days, pursuant to options. Excludes 6,250 shares owned by Mr. Bryan's wife as to which he has no voting or dispositive power.

(d) Includes 236,560 shares that Mr. Sere has the right to acquire within 60 days pursuant to vested stock options. Does not include 6,000 shares owned by Mr. Sere's wife as to which he has no voting or dispositive power.

(e) Includes 9,000 shares which the director has the right to acquire within 60 days pursuant to options.

(f) Includes 50,000 shares that Mr. Watford has the right to acquire within 60 days pursuant to options.

(g) Includes 165,000 shares that Mr. Groves has the right to acquire within 60 days pursuant to options.

(h) Includes 82,500 shares that Mr. Welch has the right to acquire within 60 days pursuant to options.

(i) Includes 6,000 shares which Mr. Kairouz has the right to acquire with in 60 days pursuant to options.

(j) Includes the following: the shares beneficially owned by Messrs. Bryan as described in note (c); shares which officers and directors of the Company have the right to acquire pursuant to options, as described in note (d),
     (e) (f), (g), (h) and (i) and 50,000 shares, 5,000 shares and 2,000 shares that Charles C. Green, III, Michael B. Smith and Roland E. Sledge, respectively have the right to acquire within 60 days pursuant to options.

                                 PROPOSAL I
                                 ELECTION OF DIRECTORS

NOMINEES

     Each incumbent director identified in the table below is a nominee for election as a director of the Company. The term of office for which the following persons are nominated will expire at the time of the 1997 Annual Meeting of Stockholders of the Company or when their respective successors shall have been elected and qualified. It is the intention of the persons named in the accompanying proxy that proxies will be voted for the election of the eight nominees named below unless otherwise indicated thereon. Should any nominee for the office of director named herein become unable or unwilling to accept nomination or election, the person or persons acting under the proxies will vote for the election in his stead such other person as the Board of Directors may recommend. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected to office and, to the knowledge of the Board of Directors, the nominees intend to serve the entire term for which election is sought. The Bylaws of the Company provide for the Board of Directors to consist of no less than three and no more than nine members.

     Directors will be elected by a plurality vote of the shares of Common Stock present, in person or by proxy, at the Annual Meeting. The Board of Directors recommends a vote FOR each of the nominees listed and, unless marked to the contrary, proxies received from a Stockholder will be voted for the election of such nominees.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table provides information with respect to the nominees for director, each of whom is currently a director, and present executive officers of the Company and the Company's wholly owned subsidiary, Odyssey Petroleum Company ("Odyssey"). Each executive officer has been elected to serve until his successor is duly appointed or elected by the Board of Directors or his earlier removal or resignation from office.

                                COMPANY
                                POSITION                   PRESENT
       NAME             AGE      SINCE                 COMPANY POSITION
------------------      ---     -------     ---------------------------------------

J. P. Bryan              56     1987        Chairman of the Board

J. Darby Sere            49     1988        Director, President and Chief Executive Officer

Charles C. Green III     50     1992        Vice President and Assistant Secretary

Roland E. Sledge         51     1987        Vice President and Secretary

Michael B. Smith         34     1995        Vice President and Chief Financial
                                            Officer

C. Barton Groves         58     1994        Director of the Company; President of Odyssey

Kenneth W. Welch         39     1994        Vice President - Land of Odyssey


                                COMPANY
                                POSITION                   PRESENT
       NAME             AGE      SINCE                 COMPANY POSITION
------------------      ---     -------     ---------------------------------------

Dr. Jack Birks         76     1988          Director

Vincent H. Buckley     74     1987          Director

Habib Kairouz          30     1994          Director

A. K. McLanahan        70     1987          Director

Michael D. Watford     42     1994          Director


     Mr. Bryan has been Chairman of the Board of the Company since August 31, 1987, and was Chief Executive Officer of the Company from June 30, 1994 to January 25, 1995. On January 25, 1995, Mr. Bryan became Chief Executive Officer of Gulf Canada Resources Limited. He has been Chairman of the Board of Nuevo Energy Company ("Nuevo") since March 1990 and was Chief Executive Officer of Nuevo from March 1990 to January 1995. Mr. Bryan has also been Chairman of the Board and Chief Executive Officer of Torch Energy Advisors Incorporated ("Torch") and its predecessor since January 1, 1985. Mr. Bryan is a member of the Board of Directors of Republic Waste Industries.

     Mr. Sere has been Chief Executive Officer of the Company since January 25, 1995, President since March 7, 1988, and a director since March 25, 1988. Mr. Sere was Chief Executive Officer of the Company from March 7, 1988, to June 29, 1994. He was a consultant with Patrick Petroleum Company, an independent oil and gas company, from September 1987 to February 1988 and was a co-founder, President, Chief Executive Officer and a director of Bayou Resources, Inc., an independent oil and gas exploration and development company, from January 1982 until its acquisition by Patrick Petroleum Company in August 1987. Mr. Sere served in various positions with Howell Corporation and Howell Petroleum Corporation, an independent oil and gas company, from 1977 to 1981, the last of which was Executive Vice President.

     Mr. Green, Vice President and Assistant Secretary, has been an officer of the Company since December 31, 1992, and of Torch since November 1992. He currently serves as Vice Chairman and Chief Investment Officer of Torch. For over ten years prior to joining Torch as the senior financial officer, Mr. Green was President and Chief Operating Officer of Treptow Development Company, a real estate development company. Previously, at J. P. Morgan Investment Management, he was Vice President and Senior Portfolio Manager and Head of International Fixed Income in London (1974-1982) and, in New York, was Assistant Vice President in the Investment Department (1973-1974) and Investment Research Officer and Energy Analyst (1969-1973). He has been a director of Teletouch Communications, Inc. since May, 1995. Mr. Green is a Certified Financial Analyst.

     Mr. Sledge, Vice President and Secretary of the Company since September 1, 1987, is Senior Vice President, Secretary and General Counsel of Torch and has been an officer with Torch and its predecessor since July 1983. He was an attorney with the law firm of Watt, White & Craig, Houston, Texas from 1980 to 1983.

     Mr. Smith has been Vice President and Chief Financial Officer of the Company since September 1995. He was Vice President and Chief Financial Officer of Nuevo from September 1995 to January 1996. Mr. Smith joined Torch in April 1995 as Vice President of Acquisitions and Financial Analysis and in September 1995 became Torch's Chief Financial Officer. Prior to joining Torch, Mr. Smith held various positions in finance with ARCO beginning August 1989, the last of which was Financial Advisor in the Corporate Treasury department.

     Mr. Groves has been President of Odyssey and a director of the Company since August 26, 1994. He was President of the managing general partner of Odyssey Partners Ltd., the predecessor in interest of Odyssey (the "Odyssey Partnership"), from 1986 to August 1994. Between 1973 and 1986, Mr. Groves held various positions with Diamond Shamrock Corporation, including President of its Diamond Shamrock Exploration Company subsidiary.

     Mr. Welch has been Vice President-Land of Odyssey since August 26, 1994. From 1987 to August 1994, Mr. Welch was Land Manager of the Odyssey Partnership. Between 1979 and 1987, Mr. Welch held Area Landman and Senior Landman positions with Enseach Exploration, Inc., Penn Resources, Inc., and Moore McCormack Energy, Inc.

     Dr. Birks has been a Director of the Company since 1988. He is Chairman of the Board of North American Gas Investment Trust Plc. and Midland & Scottish Resources Plc. He is life president of British Marine Technology Limited. Dr. Birks served as Chairman of the Board of British Marine Technology Limited from 1985 to 1995; as Chairman of the Board of Charterhouse Petroleum Plc from 1982 to 1986; as Chairman of the Board of London American Energy Inc. from 1982 to 1988; as Vice Chairman of the Board of Petrofina (UK) Limited from 1986 to 1989; and as a director of George Wimpey Plc, a construction company, from 1982 to May 1990.

     Mr. Buckley has been a Director of the Company since 1987. He has been Of Counsel to the law firm of Liddell, Sapp, Zivley, Hill & LaBoon since January 1989. He serves as a Director of Enron Cactus III Corporation, Houston, Texas, an oil and gas company, and as a Director on the Houston Medical Area Advisory Board of Texas Commerce Bank National Association. Mr. Buckley was President and Chief Executive Officer of Cockburn Oil Corporation from August 1984 until September 1, 1988, and was Vice President of Apache Corporation, an oil and gas company, Denver, Colorado, from October 1982 to August 1984.

     Mr. Kairouz has been a director of the Company since August 26, 1994.
Since December 1993 he has been employed by Rho Management Company, Inc., an investment advisory firm which serves as advisor to the principal investor of Alpine Investment Partners. Prior to that, Mr. Kairouz was employed for five years in investment banking at the firms of Jesup & Lamont Securities, Inc. and more recently, Reich & Co., Inc. Under the agreement pursuant to which the Company acquired Odyssey, certain former owners ("Owners") of the Odyssey Partnership acquired the right to designate one representative to the Company's board of directors. Pursuant to such agreement, until the earlier to occur of the five-year anniversary of the closing of such acquisition or the date such Owners no longer own at least 5% of the outstanding Common Stock, the Company is obligated to nominate and recommend to the Company's Stockholders one representative of the Owners. Mr. Kairouz is the person so designated by the Owners.

     Mr. McLanahan has been a director of the Company since November 6, 1987. He has been a First Vice President of PaineWebber Incorporated since January, 1995. He was a Vice President of Kidder Peabody & Co., Inc., an investment banking firm from April 1985 until its sale to Paine Webber Incorporated in 1995. From April 1982 to April 1985 he served as a Senior Vice President and Branch Office Manager of Donaldson, Lufkin & Jenrette, Inc., Houston, Texas, an investment banking firm.


     Mr. Watford has a been a Director of the Company since March 1994. He has been Chief Executive Office of Nuevo since January 1995 and President, Chief Operating Officer, and a member of the Board of Directors of Nuevo since February 1994. He was President of Torch Energy Marketing, Inc., a subsidiary of Torch, from 1990 until April 1995 and was Director of Natural Gas Marketing for Meridian Oil, Inc. from 1985 until 1990. Mr. Watford was employed by Superior Oil Company from 1981 until 1985 and Shell Oil Company from 1975 until 1981.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth the past three years cash compensation and certain other components of the compensation of J. Darby Sere, the Company's President and Chief Executive Officer, C. Barton Groves, President of Odyssey and Kenneth W. Welch, Vice President-Land of Odyssey, who were the only officers of the Company in fiscal 1996 whose total salary and bonus exceeded $100,000. All other executive officers of the Company are also officers or employees of Torch and provided services to the Company (including holding executive officer positions with Company) pursuant to the Management Agreement between the Company and Torch (the "Management Agreement"). Executive officers who perform services for the Company under the Management Agreement received no compensation from the Company other than the grant of stock options under the 1994 Plan and were all compensated primarily by Torch.



                               ANNUAL COMPENSATION                                      LONG TERM COMPENSATION

                                                                                 Awards                   Payouts
                ------------------------------------------------------    ---------------------     ------------------

                                                              OTHER                                                    ALL
         NAME AND                                             ANNUAL      RESTRICTED     NUMBER                       OTHER
         PRINCIPAL                                          COMPENSA-        STOCK         OF         LTIP          COMPENSA-
         POSITION            YEAR   SALARY      BONUS        TION(1)       AWARD(S)     OPTIONS     PAYOUTS          TION(2)
---------------------------  ----  --------  ------------  ------------  -------------  --------  ------------  -----------------
J. Darby Sere                1996  $171,000   $ 50,000 (3)     0              0               0 (4)    0            $ 8,752
President and Chief          1995   158,000          0         0              0          25,000        0              8,450
Executive Officer            1994   147,000     16,500         0              0         234,450        0              7,561

C. Barton Groves             1996   154,000     30,000 (3)     0              0               0 (4)    0             30,500
President of Odyssey         1995   125,000          0         0              0         165,000        0             21,013
                             1994         0          0         0              0               0        0                  0

Kenneth W. Welch             1996    98,000     15,000 (3)     0              0               0 (4)    0             10,750
Vice President - Land of     1995    80,486          0         0              0          82,500        0              7,899
 Odyssey                     1994         0          0         0              0               0        0                  0

(1) These amounts do not include the value of the benefit to Mr. Sere of the use of a Company-owned automobile used primarily for commuting to the Company; the expense of a $7,110 per month disability insurance policy under which Mr. Sere is the insured, the premiums of which are paid by the Company; and the expenses of Mr. Sere's membership in certain professional and athletic clubs. While some personal benefit may be derived from the foregoing, the expenses are considered by the Company to be ordinary, necessary and reasonable to its business and such expenses did not exceed $10% of Mr. Sere's salary in fiscal 1996.

(2) Represents premiums paid on a $500,000 term life insurance policy for Mr. Sere and an annual payment pursuant to a Simplified Employee Pension Plan for Mr. Sere, Mr. Groves and Mr. Welch. Also includes $17,000 per year for personal benefit plans paid to Mr. Groves in lieu of certain Company benefits and amounts paid for a car allowance for Mr. Groves and Mr. Welch.

(3) Represents the bonuses paid during fiscal 1996 based upon performance in fiscal 1995. On October 1, 1996, Messrs. Sere, Groves and Welch were granted bonuses of $70,000, $32,500 and $17,500, respectively, in recognition of their performance during fiscal 1996.

(4) Represents the number of options granted during fiscal 1996 based upon performance in fiscal 1995. On September 16, 1996, Messrs. Sere, Groves and Welch were granted, subject to stockholder approval of the 1996 Plan, options to purchase 55,000, 15,000 and 7,500 shares of Common Stock, respectively, in recognition of their performance during fiscal 1996.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     None

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL-YEAR AND FISCAL YEAR END OPTION/SAR VALUES

     The following table sets forth certain information concerning the exercise in fiscal 1996 of options to purchase Common Stock by the executive officers named in the Summary Compensation Table and the number and value of unexercised options to purchase Common Stock held by such individuals at June 30, 1996.
Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the June 30, 1996 price of the Common Stock. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of Common Stock at the time the stock option is exercised. There is no assurance that the values of unexercised, "in-the-money" stock options reflected in this table will be realized.


                      NUMBER OF                         NUMBER OF                  VALUE OF UNEXERCISED
                        SHARES                     UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS AT
                       ACQUIRED     VALUE            AT JUNE 30, 1996                JUNE 30, 1996(1)
                     ON EXERCISES  REALIZED    EXERCISABLE      UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                     ------------  --------  ---------------  -----------------  -----------  ----------------
       NAME
-------------------
J. Darby Sere        ---           ---            236,560          22,890        $154,255        $25,751

C. Barton  Groves    ---           ---            165,000             ---        $ 60,000            ---

Kenneth W. Welch     ---           ---             82,500             ---        $ 30,000            ---

(1)  Based upon $6.00, the closing price of Common Stock on June 30, 1996.

LONG-TERM INCENTIVE PLAN-AWARDS IN LAST FISCAL YEAR

     At this time, the Company does not have a long-term incentive plan for its employees, other than the 1988 Non-Qualified Stock Option Plan, the 1994 Plan and the 1996 Plan.

1988 PLAN

     In 1988, the Board of Directors and stockholders approved the Company's 1988 Non-Qualified Stock Option Plan ("1988 Plan"). The Company has reserved 131,325 shares of common stock under the 1988 Plan and no further options will be granted under the plan. Options under the 1988 Plan may be granted by the Compensation Committee to any director, executive officer or key employee of the Company. The exercise price of an option is 100% of the fair market value on the date of the grant. Options granted under the 1988 Plan may be exercised at any time for up to 10 years from the date of grant but prior to termination of the 1988 Plan on March 25, 1998, or such shorter time as the Compensation Committee determines.

1994 PLAN

     In 1994, the Board of Directors adopted the Bellwether Exploration Company 1994 Stock Incentive Plan (the "1994 Plan"). The Company has reserved 825,000 shares of Common Stock under the 1994 Plan. The Company has issued options to purchase an aggregate of 807,000 shares under the 1994 Plan.

     The 1994 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards are granted, to make any combination of awards to any participant and to determine the specific terms of each grant, subject to the provisions of the 1994 Plan. The option price per share of Common Stock deliverable upon the exercise of a Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Stock Option is granted.

     Directors, officers and key employees of the Company and officers and key employees of Torch who render services for the Company under the Management Agreement are eligible to receive stock options or performance shares under the 1994 Plan. Members of the Board of Directors who are not employed by the Company ("Non-employee Directors") receive annual automatic grants of stock options.

1996 PLAN

     On September 16, 1996, the Board of Directors adopted, subject to stockholder approval, the Bellwether Exploration Company 1996 Stock Incentive Plan (the "1996 Plan"). For a description of the 1996 Plan, see Proposal II in this Proxy Statement.

INFORMATION CONCERNING THE OPERATION OF THE BOARD OF DIRECTORS

     The small size of the Board of Directors lends itself to frequent informal discussions of Company matters among its members. The Board of Directors met formally four times and executed no unanimous consents during the fiscal year ended June 30, 1996.

     The Company has a Compensation Committee comprised of Messrs. Birks, McLanahan and Buckley (the "Compensation Committee"). The function of the Compensation Committee is to administer the 1988 Plan, the 1994 Plan and the 1996 Plan, to establish the compensation of the Company's President and Chief Executive Officer and to review the compensation of the other officers of the Company. The Compensation Committee generally meets quarterly to review Torch's performance under the Management Agreement. See "Transactions with Related Parties - Management Agreement." The Management Agreement may be terminated by the Compensation Committee. The Company has an Audit Committee composed of Messrs. McLanahan and Buckley and Dr. Birks. The primary function of the Audit Committee is to review the annual audit of the Company's financial statements with the Company's independent accountants. The Audit Committee met two times during fiscal 1996. During fiscal 1996, each director attended at least 75% of the total number of meetings of the Board of Directors, and 75% of the total number of meetings held by all Committees on which he served. The Company does not have a nominating committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee are Messrs. Birks, Buckley and McLanahan. The service of these individuals on the Compensation Committee does not create any corporate interlocks or insider participation between the Company's Compensation Committee and another entity.

COMPENSATION OF DIRECTORS

     Directors of the Company who are neither officers nor employees of the Company or Torch received $2,000 for the first quarter meeting of the Board of Directors and $3,000 per meeting thereafter during the fiscal year ended June 30, 1996, and were reimbursed for reasonable expenses incurred in attending such meetings. Directors who are officers or employees of the Company or Torch did not receive any additional compensation for services as members of the Board of Directors. The Company paid a total of $39,000 in director fees for the fiscal year ended June 30, 1996. Each non-employee board member also receives an annual grant of 2,000 options under the 1994 Plan. If the 1996 Plan is approved by the Stockholders, the Company will discontinue awarding automatic grants of options under the 1994 Plan and each non-employee director will thereafter receive an annual grant of 4,000 options under the 1996 Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they filed with the Commission.

     Based on a review of the copies of such reports furnished to the Company, the Company believes that all reporting obligations under Section 16(a) were satisfied.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee, a committee of the Board of Directors, is responsible for establishing policies concerning the compensation of the Company's executive officers. The report of the Compensation Committee describing the Company's compensation philosophy and objectives is presented below.


                         COMPENSATION COMMITTEE REPORT

     As members of the Compensation Committee, we are responsible for administration of the Company's 1988 Plan, the 1994 Plan and, pending approval by the Company's stockholders, the 1996 Plan. We also evaluate compensation levels of management and review with the Board of Directors the various factors affecting compensation of the Company's highest paid officers. In addition, the Compensation Committee considers management succession and related matters.

     The Compensation Committee has reviewed the compensation for J. Darby Sere, the President and Chief Executive Officer of the Company, C. Barton Groves, President of Odyssey, and Kenneth W. Welch, Vice President-Land of Odyssey for 1996 and has concluded that each of their compensation was reasonable in view of the Company's performance and their respective contributions to that performance. Generally, such compensation was comprised of three elements: (1) base compensation; (2) incentive bonus; and (3) stock options.

     The Compensation Committee continues to endorse the compensation policy of the Company, which is that a substantial portion of the annual compensation of each officer must be related to the performance of the Company, as well as the particular contribution of each officer.

     The specific bonus an executive receives is dependent on individual performance and level of responsibility. Assessment of the officer's relative performance is made annually based on a number of factors which include initiative, business judgment, technical expertise, and management skills. For purposes of determining compensation, the Compensation Committee also considers the Company's performance compared with its performance in the previous year as well as the status of goals set by the Company at the beginning of each year.

     For 1996, as compared to 1995, the Compensation Committee noted an 27% increase in revenues, a 40% increase in operating cash flows, a 4% increase in the Company's net income, and a 48% decrease in the Company's debt to equity ratio.

     As provided for in the Management Agreement between the Company and Torch, all of the salary and bonus of J.P. Bryan, Chairman of the Board, Roland E. Sledge, Vice President and Secretary, Michael B. Smith, Vice President and Chief Financial Officer and Charles C. Green, III, Vice President and Assistant Secretary, are paid by Torch.

     Effective October 1, 1996, J. Darby Sere was granted a salary increase of $12,000, for a total base salary of $186,000 per year, plus a bonus of $70,000. This bonus and salary increase were granted because of Mr. Sere's overall leadership of the Company, and in particular, his efforts in negotiating the $9.9 million gas contract settlement with Texas Gas Transmission Corporation.
C. Barton Groves was granted a bonus of $32,500 and a salary increase of $6,000 for a total base salary of $162,000 per year effective October 1, 1996. This bonus and salary increase were granted because of Mr. Groves overall leadership of the Company's exploration program, and in particular, his efforts in leading the Fausse Pointe 3-D seismic project. Mr. Kenneth W. Welch was granted a bonus of $17,500 and a salary increase of $4,200 for a total base salary of $103,200 effective October 1, 1996. This bonus and salary increase were granted because of Mr. Welch's efforts in coordinating activities at the Fausse Pointe 3-D seismic project.

     The Compensation Committee believes that stock options serve as important long term incentives for executive officers of the Company by encouraging their continued employment and commitment to the performance of the Company. Moreover, the Compensation Committee believes that stock options are an excellent means to align the interests of the Company's officers with those of its stockholders.

     The numbers of options that the Compensation Committee grants to executive officers is based on individual performance and level of responsibility. In addition, the Compensation Committee strives to grant options at a level sufficient to provide a strong incentive for executives to work for the long-term success of the business. The Committee does not consider the number of options currently held by an executive in determining individual grants since such a factor would create an incentive to exercise options and sell the shares.

     On September 16, 1996, Messrs. Sere, Groves and Welch were considered for and granted options to purchase 55,000, 15,000 and 7,500 shares, respectively, subject to stockholder approval of the 1996 Plan. The grants of stock options to Messrs. Sere, Groves and Welch were made in recognition of Mr. Sere's efforts in negotiating the $9.9 million gas contract settlement with Texas Gas Transmission Corporation and Mr. Groves' and Mr. Welch's efforts in the Fausse Pointe 3-D seismic project.

     The main elements of the Company's compensation policy-base salary, bonus and stock options--constitute an appropriate reward for the short and long-term efforts of the Company's executives. The Compensation Committee is devoted to the continual evaluation of the compensation of the executive officers of the Company and its principal subsidiaries in order to support the future development of the Company and growth in stockholder value.

                                 Dr. Jack Birks
                               Vincent H. Buckley
                             Alexander K. McLanahan

                       TRANSACTIONS WITH RELATED PERSONS

RELATIONSHIP WITH TORCH

     Management Agreement. The Company has been managed by Torch since 1987. Torch, headquartered in Houston, Texas, is primarily engaged in the business of providing management and advisory services relating to oil and gas assets for institutional and public investors. As of June 30, 1996, Torch managed assets with an historic acquisition price of approximately $1.8 billion. The Management Agreement, which was amended effective January 1, 1994, is subject to termination by the Compensation Committee of the Board of Directors of the Company, upon twelve months notice. The current term of the Management Agreement expires on December 31, 2002. Thereafter, the agreement renews automatically for successive one-year periods until terminated by either party.

     The Management Agreement requires Torch to administer the business activities of the Company for a monthly fee equal to (i) one-twelfth of two percent of the book value of the Company's assets, excluding cash and cash equivalents, at the end of such month, plus (ii) two percent of operating cash flows during such month. These administrative services include providing the Company with office space, equipment and supplies, retaining and managing accounting, legal, financial, geological, engineering, technical and insurance professionals as needed by the Company, maintaining the books and records of the Company, assisting the Company in determining its capital requirements, preparing any reports or other documents required by governmental authorities, analyzing economic and other data related to the Company's business and otherwise providing general management services and advice to the Company's business. The Company has agreed to indemnify Torch and its affiliates for liabilities incurred by Torch or its affiliates for actions taken under the Management Agreement, other than acts of fraud, willful misconduct or gross negligence of Torch or its affiliates or any of their employees. The Company presently intends to continue to operate under the Management Agreement. The executive officers of the Company (with the exception of the President) who are also officers or employees of Torch provide services to the Company pursuant to the Management Agreement and are compensated solely by Torch without reimbursement by the Company. The salary of the President is paid by the Company.

     The Company believes that the terms and fees under the Management Agreement are comparable with those that would result from the negotiation of an arm's length third-party transaction and are fair to the Company. The Management Agreement was amended effective January 1, 1994 and contains a fee structure different from that used in prior agreements. See "-Prior Management Agreement." If the Management Agreement had been in effect during the full fiscal year ended June 30, 1994, the amount payable under the Management Agreement for administrative services would have been $610,000.

     Under the Management Agreement, the monthly fee for administrative services does not apply to investing and financing services that Torch may provide, at its discretion, to the Company upon the Company's request. For such investing and financing services the Company pays Torch a fee for the Torch employees providing such services on an hourly basis, and certain overhead expenses with respect to such employees and any related expenses. If the Management Agreement had been in effect during the year ended June 30, 1994 the Company would have paid Torch $20,000 for investing and financing services.

     The monthly fee under the Management Agreement also does not include fees for extraordinary investing and financing services, such as bridge financing and merger and acquisition services, that Torch provides to the Company in connection with certain substantial acquisition or financing transactions.

     The Company believes that its working association with Torch significantly enhances the Company's access to capital markets and the number of acquisition prospects to which the Company is exposed and allows the

Company to compete for acquisition prospects with greater developmental potential. The Company believes its access to Torch's staff provides accounting, financial, technical and management resources that a business of the Company's size might not otherwise be able to afford.

     In the course of its business, Torch generates potential investments in oil and gas properties, processing plants, gathering systems and pipelines, and other oil and gas assets (collectively "Investments"). Under various partnership and other agreements in which Torch has an interest (the "Institutional Program Agreements"), Torch is required to offer first to certain institutional partnerships and other institutional investors, including subsidiaries of Torchmark (collectively, the "Institutional Programs"), Investments that meet certain criteria set forth under such agreements. Torch also provides services to Nuevo. Under the Management Agreement and the Nuevo Administrative Services Agreement, Torch is required to offer to the Company and Nuevo all Investments (i) that are not within the investment parameters of the Institutional Programs, (ii) that the Institutional Programs elect not to pursue and (iii) that are within the scope of the Company's or Nuevo's business. The Institutional Programs may dispose of or farmout Investments, and the Company will not have any preferential right to acquire such Investments. The Company has reviewed the investment criteria of the Institutional Programs and believes that they generally are not competitive with the Company's business and acquisition strategy. No assurances can be made that the investment criteria of Institutional Programs formed by Torch in the future will not compete with the Company's acquisition strategy or that Institutional Programs will not acquire Investments that the Company would otherwise propose to acquire.

     The business and acquisition strategy of the Company and Nuevo are anticipated to overlap regarding certain Investments. The Company, Nuevo and Torch have adopted a policy regarding the rights as between Nuevo and the Company to Investments generated by Torch that Torch is required to offer to the Company and Nuevo. If an Investment is located in the Company's Area of Exclusive Interest (as hereinafter defined), the Investment will be offered first to the Company. If an Investment is located in Nuevo's Area of Exclusive Interest, the Investment will be offered first to Nuevo. Investments located outside of or in both the Areas of Exclusive Interest will be offered by Torch to both the Company and Nuevo. Unless the Company and Nuevo agree otherwise, the Company will be entitled to acquire a 20% interest in the assets representing the Investment, and Nuevo will be entitled to acquire the remaining 80%. With respect to assets that form part of an Investment which is not capable of division, Torch will allocate such assets between Nuevo and the Company in a manner deemed fair and reasonable by Torch, whose decision shall be final and binding.

     The Company's Area of Exclusive Interest is defined as (i) for Investments in an oil and gas property, any geographic area which produces from the same formation as the proposed Investment and in which the Company owns proved reserves with a discounted present value of future net cash flows of $500,000 or more, and (ii) for Investments that are not an oil and gas property, any area in which the Company owns a non-oil and gas property investment with a book value of over $100,000. Nuevo's Area of Exclusive Interest is defined as (i) for Investments in an oil and gas property, any geographic area which produces from the same formation as the proposed Investment and in which Nuevo owns proved reserves with a discounted present value of future net cash flows of $5 million or more, and (ii) for Investments that are not an oil and gas property, any area in which Nuevo owns a non-oil and gas property investment with a book value of over $1 million.

     The Company will continue to generate its own investments in the future, and neither Torch nor Nuevo will have any right to participate in such investments. The decision to accept an Investment generated by Torch will be made by the Company's management and Board of Directors, some of whom are members of Torch's executive management. The Compensation Committee of the Board of Directors, which is composed of persons who are not employees of Torch or the Company, will meet quarterly to review Torch's performance under the Management Agreement.

     Torch also invests in oil and gas assets for its own account and may do so in the future. In accordance with the Management Agreement, Torch may not acquire an Investment within the scope of the Company's business and acquisition strategy without first offering such Investment to the Company pursuant to the criteria set forth above.

     Prior Management Agreement. Prior to January 1, 1994, the fee for administrative services under the management agreements was a fixed amount, plus for services related to certain filings with the Commission and tax reporting, a fee based on the salaries of the Torch employee rendering the services, on an hourly basis, and certain related overhead expenses for such employees. During the fiscal years ended June 30, 1994, 1995 and 1996, the Company paid Torch fees for these services of $637,000, $1,196,000 and $1,533,000, respectively. Under the management arrangements in effect prior to January 1, 1994, the Company paid Torch a fee for acquisitions originated by Torch equal to a percentage of the value of the acquisition price. During the year ended June 30, 1994, in connection with the AGRI Acquisition, the Company issued Torch a warrant to purchase 187,500 shares of common stock for $6.40 per share in lieu of cash payments incurred under the management agreement with respect to such transaction.

     Other Relationships with Torch. Torch markets a portion of the oil and natural gas production for certain properties in which the Company owns an interest. The Company is charged a fee of 2% of revenues for natural gas marketed and a fee based on the difference between the posted and sales price of oil and for oil marketed. For fiscal years ending June 30, 1994, 1995, and 1996, such charges amounted to $3,000, $12,000, and $114,000, respectively. The Company believes such fees were fair to the Company.

     Torch began operating the Gas Plant in December 1993 pursuant to an operating agreement with the Company and other interest owners in the Gas Plant. The amount paid to Torch in connection with such operations during the seven months ended June 30, 1994 and the years ended June 30, 1995 and 1996, were $38,000, $71,000 and $83,000, respectively.

     Certain officers and directors of the Company are also officers or employees of Torch. On September 30, 1996, Torch Acquisition Company, a company formed by executive management of Torch ("TAC"), acquired all of the outstanding shares of capital stock of Torch from United Investors Management Company, a subsidiary of Torchmark Corporation ("United"). J.P. Bryan, Chairman of the Board of the Company, is also Chairman of the Board of TAC and owns options to purchase approximately 20% of the outstanding shares of common stock of TAC, on a fully diluted basis.

     Certain Acquisitions. A joint venture 90% owned by the Company (the "Company Venture") acquired 7.6% and 23.3% interests in the Snyder Plant and the Diamond M Plant, respectively, in July 1993. The interests were acquired for $8.45 million. The other partner in the Company Venture is not affiliated with the Company or Torch. In a simultaneous transaction, a joint venture 90% owned by Torch (the "Torch Venture") acquired 4.1% and 12.5% interests in the Snyder Plant and Diamond M Plant, respectively, for $4.55 million. In December 1993, Torch sold its interests in the Torch Venture to Associated Gas Resources, Inc. ("AGRI") for a promissory note in the amount of $4.55 million, which bore interest at 7% per annum. Thereafter, in December 1993, the Company acquired AGRI by merger. In March 1994, the Company repaid the $4.55 million note to Torch with borrowings under an existing credit facility.

     The Company acquired AGRI by merger in December 1993. Under the terms of the management agreement in effect at that time, Torch became entitled to consideration equal to 2.5% of the consideration paid to the shareholders of AGRI. In lieu of this fee, the Company issued Torch a warrant to purchase 187,500 shares of Common Stock for $6.40 per share. The warrant is exercisable at any time prior to December 31, 1998. In connection with the sale of the capital stock of Torch to TAC, Torch transferred the warrant to United.

     Prior to its acquisition by the Company, AGRI was managed by Torch. During the fiscal year ending June 30, 1994, AGRI paid Torch management fees of $300,000.

     In connection with the merger of AGRI into the Company, AGRI issued 650,000, 150,000, 150,000 and 50,000 shares of its common stock to Torch, Mr. Bryan, Mr. Watford and an employee of Torch, respectively. In connection with the Company's acquisition of AGRI, the shares owned by Torch, Mr. Bryan, Mr. Watford and the employee were converted into 54,151, 12,497 and 12,497 shares of Common Stock, and $25,000, respectively.

     Purchases from and Sales to Nuevo. During fiscal 1993 the Company sold undeveloped acreage to Nuevo for $62,500, which amount represented the Company's investment costs in such acreage. During the fiscal years 1992, 1993, and 1994, the Company acquired interests in four exploratory prospects from Nuevo for an aggregate cost of $142,595 on the same terms as interests in such prospects were acquired by unaffiliated persons.

     Mining Ventures. During fiscal year 1992, the Company acquired an average 24.4% interest in three mining ventures (the "Mining Ventures") from an unaffiliated person for $128,500. At the time of such acquisition, Mr. Bryan, his brother and Robert L. Gerry, a director and executive officer of Nuevo (the "Affiliated Group"), owned an average 21.5% interest in the Mining Ventures. The Company's interest in the Mining Ventures increased as it paid costs of the venture. As of June 30, 1996, the Company had invested $324,000 in the Mining Ventures.

     Odyssey Merger. In connection with the Odyssey Merger, the former owners of Odyssey assigned approximately 5% of the consideration to the then current management of Odyssey, all of whom became employees of the Company following the acquisition. Pursuant to this agreement, a corporation owned by Mr. Groves received 20,625 shares of Common Stock and $123,750 and Mr. Welch received 10,312 shares of Common Stock and $61,875. The former owners of Odyssey also formed a new partnership ("New Odyssey") and transferred to it interests in certain prospects formerly owned by Odyssey. Messrs. Groves and Welch received a 2.25% and 1.125% interest, respectively, in New Odyssey. Certain subsidiaries of Torchmark which own Common Stock have agreed with Odyssey's former owners that if the Torchmark subsidiaries sell Common Stock in certain transactions, such subsidiaries will arrange for the sale of the Common Stock held by the former owners of Odyssey on the same basis as the Torchmark subsidiaries' shares are sold. Additionally, former owners of Odyssey have been granted registration rights with respect to such shares.

     3DX. Odyssey and Hampton entered into agreements with 3DX pursuant to which 3DX is a participant in the 3-D seismic projects in the Fausse Pointe and Cove fields. Nuevo owns a 27% interest in a partnership that owns a 10% interest in 3DX.

     Hampton Acquisition. In connection with the purchase of 7,500 shares of Hampton Preferred Stock from R. Chaney & Partners - 1993, L.P. (the "Chaney Partnership"), the Company agreed to indemnify and hold harmless the Chaney Partnership and its affiliates from any expenses to which they may become subject, to the extent arising out of the Company's purchase of such shares of Hampton Preferred Stock. One of the limited partners in the Chaney Partnership is Nuevo. The Company also agreed to reimburse the Chaney Partnership and its affiliates for any reasonable legal or other expenses incurred by them in connection with investigating or defending any claims giving rise to a right to indemnification. In addition, the Company agreed to reimburse the Chaney Partnership for legal fees (not to exceed $2,000) incurred by it in connection with the sale of such shares of Hampton Preferred Stock.

                                 PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock (assuming reinvestment of dividends at a date of payment into Common Stock of the Company) to the cumulative total return on the NASDAQ Market Index ("Broad Market") and the cumulative total return on the Dow Jones Secondary Oil Index ("Industry Index") from June 30, 1991 until June 30, 1996.


-----------------------------------------------------FISCAL YEAR ENDING------------------------------------------------
COMPANY                         1991            1992            1993            1994            1995            1996

BELLWETHER EXPLORATION          100             109.08          163.61          199.97          218.15          218.15
INDUSTRY INDEX                  100              93.76          114.41          111.02          116.09          135.52
BROAD MARKET                    100             107.75          132.27          145.04          170.11          214.14

                                  PROPOSAL II

             APPROVAL OF ADOPTION OF THE 1996 STOCK INCENTIVE PLAN

INTRODUCTION

     On September 16, 1996, the Board of Directors adopted the Bellwether Exploration Company 1996 Stock Incentive Plan ("1996 Plan"), subject to stockholder approval. A copy of the 1996 Plan is attached as Exhibit A. The following general description of certain features of the 1996 Plan is qualified in its entirety by reference to Exhibit A.


GENERAL PLAN INFORMATION

     The 1996 Plan was adopted for the benefit of the executive officers, directors and other key employees and consultants of the Company and its subsidiaries and affiliates and authorizes for issuance upon the exercise of stock options or grants of performance shares an aggregate of 500,000 shares of Common Stock.

     The purpose of the 1996 Plan is to promote the interests of the Company by providing incentives to the directors, officers and other key employees and consultants of the Company to use their best efforts on the Company's behalf and to aid the Company in attracting, maintaining and developing capable management personnel by offering such persons competitive compensation levels and an opportunity to become stockholders of the Company, thereby rewarding outstanding quality and encouraging continued employment.

ADMINISTRATION

     The 1996 Plan may be administered by (i) the Board of Directors of the Company, (ii) any duly constituted committee of the Board of Directors consisting of at least two members of the Board of Directors, all of whom shall be Non-Employee Directors, or (iii) any other duly constituted committee of the Board of Directors. The administering party is referred to herein as the "Plan Administrator". At the current time, the Compensation Committee of the Board of Directors is serving as the Plan Administrator. A Non-Employee Director is defined as any director who: (i) is not an officer of the Company or a parent or subsidiary of the Company, or otherwise employed by the Company or parent or subsidiary of the Company; (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or any capacity other than as a director, except for an amount not exceeding $60,000; (iii) does not possess an interest in any transaction for which disclosure would be required under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended ("Securities Act"); or
(iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K under the Securities Act.
The Plan Administrator selects the participants to whom options are to be granted and, with respect to each option, determines the number of shares covered thereby, the price payable on its exercise, and the period during which it may be exercised, all in a manner not inconsistent with the 1996 Plan. The Plan Administrator also resolves all questions of application or interpretation of the 1996 Plan.

     The names and addresses of the Compensation Committee members during 1996 are: Dr. Jack Birks, 1331 Lamar, Suite 1455, Houston, Texas 77010; A. K. McLanahan, 1331 Lamar, Suite 1455, Houston, Texas 77010; and Vincent H. Buckley, 1331 Lamar, Suite 1455, Houston, Texas 77010.

DESCRIPTION OF COMMON STOCK

     The Company has one class of authorized capital stock, Common Stock. The 1996 Plan currently authorizes the issuance, upon the exercise of stock options by eligible participants, of an aggregate of 500,000 shares of the Company's Common Stock. Holders of Common Stock are entitled to receive dividends if, when and as declared by the Board of Directors of the Company out of funds legally available therefor. All shares of Common Stock have equal voting rights on the basis of one vote per share on all matters to be voted upon by stockholders. Cumulative voting for the election of directors is not permitted. Shares of Common Stock have no preemptive, conversion, sinking fund or redemption provisions and are not liable for further call or assessment. Each share of Common Stock is entitled to share on a pro rata basis in any assets available for distribution to the holders of the Company's equity securities upon liquidation of the Company.

     The Company has not paid any dividends on its Common Stock since its formation. Although the Company intends to invest any future earnings in its business, it may determine at some future date that the payment of cash dividends would be desirable. The payment of any such dividends would depend, among other things, upon the earnings and financial condition of the Company.

ELIGIBILITY

     Participants in the 1996 Plan are selected by the Committee from the directors, executive officers and other key employees and consultants of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of awards, the Plan Administrator may consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and growth.

TYPES OF AWARDS

     Awards under the 1996 Plan may be in the form of any one or more of the following: stock options, incentive stock options, and performance shares as described below. The 1996 Plan permits the granting of both incentive stock options ("ISOs"), intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986 (the "Code"), and non-qualified options. To qualify as ISOs, options must meet additional Federal income tax requirements. These requirements include a limitation that the aggregate fair market value of ISOs that first become exercisable during any calendar year may not exceed $100,000. The term of each option will be fixed by the Plan Administrator but, for incentive stock options, may not exceed ten years from date of grant. The Plan Administrator will determine at which time or times each option may be exercised. Awards are evidenced by award agreements, the terms and provisions of which may differ, in form and substance satisfactory to the Plan Administrator and not inconsistent with the 1996 Plan.

EXERCISE PRICE

     A stock option entitles the grantee to purchase a set number of shares of Common Stock at a set price ("Exercise Price"). The Exercise Price for each share covered by an option will be an amount selected by the Plan Administrator and will be 100% or more of the fair market value of a share of Common Stock on the date the option is granted. The Exercise Price must be paid in full with cash or by delivery of previously owned Common Stock valued at its fair market value on the exercise date.

RESTRICTIONS

     As soon as practicable after receipt of payment of the Exercise Price, the Company will deliver to the optionee a certificate or certificates for such shares of Common Stock represented by the option exercised. The optionee will become a stockholder of the Company with respect to Common Stock represented by the share certificates issued and as such will be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder, including the right to dispose of such shares. Prior to the receipt of certificates for shares of Common Stock, an optionee will have no rights of a stockholder.

AUTOMATIC GRANTS

     The 1996 Plan provides that each director who is not employed by the Company ("Non-employee Director"), on the date he or she is initially elected or appointed and on the first business day following the Annual Meeting of Stockholders of each subsequent year thereafter in which the Non-employee Director is still serving as a director, will automatically be granted a stock option to purchase 4,000 shares of Common Stock for the fair market price on the date of such grant.

PERFORMANCE SHARES

     The Plan Administrator is also authorized to award shares of Common Stock ("Performance Shares") that are subject to certain conditions set forth in the 1996 Plan and subject to such other conditions and restrictions as the Plan Administrator may determine, but without the payment of any consideration. Performance Shares may, in the Plan Administrator's discretion, be subject to forfeiture, in whole or in part, in the event that performance targets established by the Plan Administrator are not met.


TAX INFORMATION

     The following is a brief summary of the general rules relating to the tax consequences under present federal income tax laws with respect to grants under the 1996 Plan:

     TAXATION OF ISOS. No taxable income will be realized by an optionee upon the grant or exercise of an ISO. If shares of Common Stock are issued to an optionee pursuant to the exercise of an ISO and if no disposition of such shares is made within two years after the date of grant or within one year after the transfer of such shares to such optionee, then, upon the sale of such shares, any amount realized in excess of the exercise price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss and no deduction will be allowed to the optionee's employer for Federal income tax purposes. If no disqualifying disposition is made, the exercise of an ISO will give rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee in most instances will realize ordinary income in the year of such disqualifying disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof and the optionee's employer will be entitled to deduct such amount. Any additional gain realized by the participant will be taxed as short-term or long-term capital gain, depending on how long the shares have been held, and will not result in any deduction by the employer. The holding period for long-term capital gain treatment is more than one year.

     If an ISO is exercised at a time when it no longer qualifies as an ISO, the option will be treated as a non-qualified option. Subject to certain exceptions for disability or death, an ISO generally will not be eligible for the tax treatment described above if it is exercised more than three months following the termination of employment.

     TAXATION OF NON-QUALIFIED OPTIONS. No income will be realized by an optionee at the time a non-qualified option is granted. In most instances, ordinary income will be realized by the optionee upon exercise in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price (the amount paid for the shares) and the optionee's employer will be entitled to a tax deduction in the same amount. At disposition, appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     TAXATION OF COMMON STOCK USED TO EXERCISE OPTIONS. Shares of Common Stock delivered to pay for shares of Common Stock purchased on the exercise of an ISO or a non-qualified stock option will be valued at the fair market value at the date of exercise. Unless the delivery of shares constitutes a disqualifying disposition of shares acquired upon exercise of an ISO, no taxable gain or loss on the surrendered shares will be realized at the time of delivery. For Federal income tax purposes, the optionee receives the same tax basis and holding period in a number of the new shares equal to the number of old shares exchanged. The optionee will also receive a tax basis in the additional shares equal to zero in the case of an ISO or equal to their fair market value at the date of exercise in the case of a non-qualified stock option and a new holding period in either case.

     PERFORMANCE SHARES. A grantee normally will not realize taxable income and the Company will not be entitled to a deduction upon the grant of Performance Shares assuming the shares granted are subject to restrictions resulting in a "substantial risk of forfeiture." When the shares are no longer subject to a substantial risk of forfeiture or if there are no restrictions at the time of grant, the grantee will realize taxable ordinary income in an amount equal to the fair market value of the stock at that time and the Company will be entitled to a deduction in the same amount. A grantee, however, may elect to realize taxable ordinary income in the year the restricted stock is granted in an amount equal to their fair market value at the time of grant, determined without regard to the restrictions. In that event, the Company will be entitled to a deduction in such year in the same amount, and any gain or loss realized by the grantee upon the subsequent disposition of the shares will be taxable at short or long-term in capital gain rates but will not result in any further deduction to the Company.

     WITHHOLDING. The Company has the right to require an optionee or grantee to remit an amount necessary to satisfy any federal, state or local tax withholding requirements prior to the delivery of certificates for such shares. An optionee or grantee may be required to deposit cash with the Company in an amount necessary to satisfy the applicable federal and state law requirements with respect to withholding of taxes on wages. Alternatively, the Company may issue such shares, net of the number of shares sufficient to satisfy the withholding requirements. For withholding purposes, Common Stock will be valued on the date the withholding obligation is incurred.

     OTHER TAX INFORMATION. The foregoing does not constitute a definitive statement on the tax effects of awards under the 1996 Plan and is based on the laws and regulations presently in effect. There can be no assurance that the tax consequences as discussed above will continue or that other tax laws will not be applicable. Accordingly, it is suggested that prior to exercising an award granted under the 1996 Plan and prior to disposing of shares acquired pursuant to an exercise thereof, a grantee should consult his tax advisor.

     The 1996 Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

ASSIGNMENT OF INTEREST

     No award granted under the 1996 Plan is assignable or transferable other than by will or by the laws of the descent and distribution. During the lifetime of the optionee, the award may be exercisable only by the optionee.

TERMINATION OF EMPLOYMENT

     Upon the termination of an optionee's employment, all stock options shall likewise terminate immediately unless (i) the termination was the result of retirement or permanent disability (as each is determined by the Plan Administrator), in which case the optionee may within six months exercise any awards to the extent such awards are exercisable during the six month period
(ii) the termination was caused by the optionee's death, in which case any rights exercisable on the date of death may be exercised by the optionee's estate, or by a person acquiring such right by bequest or inheritance, provided that such exercise occurs within both the remaining effective term of the awards and one year after the optionee's death or (iii) the termination was caused by reason other than death, retirement, disability or cause (as determined by the Plan Administrator), in which case the optionee may within 120 days exercise any awards to the extent such awards are exercisable during such 120-day period. Assuming the term of an ISO granted under the 1996 Plan has not otherwise expired, upon termination of employment (i) by reason of death or permanent disability, the ISO shall remain exercisable for a period of up to one year,
(ii) by reason of retirement, the ISO shall remain exercisable for a period of up to three months, and (iii) by reason other than death, permanent disability, retirement or cause, the ISO shall remain exercisable for a period of up to 30 days. If an employee is terminated for cause, his ISO's will be immediately canceled. If an employee is terminated for any reason, his unvested Performance Shares will be immediately forfeited.

AMENDMENT AND TERMINATION

     The Plan Administrator is permitted to amend the 1996 Plan without further approval by the stockholders. No amendment may adversely affect any outstanding grants without the holder's consent.

CHANGES IN CAPITAL STRUCTURE

     The 1996 Plan provides for proportionate adjustments upwards or downwards upon an increase or decrease, respectively, in the number of shares of Common Stock outstanding or other subdivision or consolidation of shares. Upon the merger or consolidation of the Company in which the Company is the survivor, each holder of an option will be entitled to receive upon exercise the number and class of securities to which the holder would have been entitled pursuant to the merger or consolidation agreement if, immediately prior to such event, such holder had been the record holder of a number of shares of Common Stock as to which such option was exercisable.

     In the event of a merger or consolidation in which the Company is not the surviving corporation, or in the event of a sale or other disposition of all of the Company's assets to another entity, the Plan Administrator may elect any of the following: (i) in the event the successor entity assumes the obligation to deliver securities, to entitle each holder to receive upon exercise of an option such securities as the holder would have been entitled to receive had such option been exercised immediately prior to the merger or consolidation; (ii) to waive any limitations with respect to an option or Performance Shares such that such option becomes exercisable prior to the date of the merger, consolidation or sale of assets or the vesting of the Performance Shares shall occur upon such merger, consolidation or sale of assets; or (iii) to cancel all outstanding options as of the effective date of such merger, consolidation or sale, provided notice is given to each holder and each holder has the right to exercise options for a period of not less than thirty days prior to the effective date of the merger, consolidation or sale.

OTHER INFORMATION

     The fair market value of the Common Stock shall be determined by the Plan Administrator and, generally, shall be the average of the high and low sales prices of the Common Stock as reported on the consolidated trading tables of The Wall Street Journal on the date the option is granted. If at any time the Common Stock shall not have been traded on National Association of Securities Dealers, Inc. Automatic Quotation System/National Market or other public securities market for more than 10 days immediately preceding such date, the Plan Administrator may provide other appropriate means of determining fair market value.

     Optionees will not be given periodic reports on the status of their options; however, grantees may obtain information as to the amount and status of their options at any time upon written request to the Company. The Plan Administrator may permit the Company to withhold Common Stock to satisfy all or part of the optionee's withholding tax. The Common Stock will be valued at its fair market value. The payment of withholding taxes by surrendering Common Stock is subject to any restrictions the Plan Administrator may impose.

     Neither the adoption of the 1996 Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations of the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable including without limitation, the granting of stock options otherwise than under the 1996 Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     The 1996 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

GRANTS OF OPTIONS UNDER THE 1996 PLAN

     On September 16, 1996, the Compensation Committee granted, subject to stockholder approval of the 1996 Plan, options to purchase the following number of shares of Common Stock under the 1996 Plan: J. Darby Sere, President and Chief Executive Officer, 55,000 shares; C. Barton Groves, President of Odyssey, 15,000 shares; and Kenneth W. Welch, Vice President-Land of Odyssey, 7,500 shares at $6.25 per share, the fair market value of the Common Stock on the date of grant.

APPROVAL OF  ADOPTION OF 1996 PLAN

     There are currently available for grant under the 1994 Plan 18,000 shares of Common Stock. Management and the Board of Directors believe it is in the best interest of the Company to adopt the 1996 Plan to increase the Company's ability to attract and retain the valuable services of individuals of outstanding quality and ability to serve in the offices and directorships of the Company.

     Approval of the amendment to the 1996 Plan requires the affirmative vote of a majority of the outstanding shares of Common Stock present and voting at the Annual Meeting in person or by proxy.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE BELLWETHER EXPLORATION COMPANY 1996 STOCK INCENTIVE PLAN, AS IDENTIFIED IN THE ENCLOSED PROXY CARD. PROXIES RECEIVED BY THE COMPANY WILL BE SO VOTED UNLESS A CONTRARY VOTE IS SPECIFIED.

                                 PROPOSAL III
                        RATIFICATION OF APPOINTMENT OF
                             INDEPENDENT AUDITORS


     The Stockholders will be asked to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company and its subsidiaries for the current fiscal year ending June 30, 1997.

     The engagement of Deloitte & Touche LLP as independent auditors of the Company is subject to approval by a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting.

     A representative of Deloitte & Touche LLP will be present at the Annual Meeting with an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.


     MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS APPROVE AND RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE FISCAL YEAR ENDING JUNE 30, 1997. PROXIES RECEIVED BY THE COMPANY WILL BE SO VOTED UNLESS A CONTRARY VOTE IS SPECIFIED.


                STOCKHOLDERS' PROPOSALS FOR 1997 ANNUAL MEETING


     Proposals of Stockholders of the Company that are intended to be presented at the 1997 Annual Meeting of the Stockholders of the Company must be received by the Secretary of the Company not less than 120 days in advance of the one year anniversary of the date of 1996 Annual Meeting. Such proposals must be in conformity with all applicable legal provisions including Rule 14a-8 of the General Rules and Regulations under the Exchange Act and the Bylaws of the Company.

                                 OTHER MATTERS

     The cost of soliciting proxies, including the cost of preparing and mailing this Proxy Statement and the expenses incurred by brokerage houses nominees and fiduciaries in forwarding proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, certain directors, officers and regular employees of the Company may solicit the return of proxies by telephone, telecopy, fax telegram or personal interview. Such persons will receive no additional compensation for such services. In addition, the Company has retained Automatic Data Processing to assist in soliciting proxies for a fee of $0.70 per proxy solicited plus out-of-pocket expenses. At such rate their fee for handling the 1996 proxies will be about $1,800.

     The Board of Directors has no information that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, other matters should properly come before the meeting, the accompanying proxy confers discretionary authority on the persons named therein to vote it in accordance with the recommendations of the Board of Directors.

                              By Order of the Board of
                              Directors

                              Roland E. Sledge
                              Secretary

October 22, 1995

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1996 ARE AVAILABLE AT NO COST TO THE STOCKHOLDERS OF THE COMPANY UPON WRITTEN REQUEST TO ROLAND E. SLEDGE, SECRETARY OF THE COMPANY, 1331 LAMAR STREET, SUITE 1455, HOUSTON, TEXAS 77010-3039.

                                                                       EXHIBIT A

          ===========================================================



                        BELLWETHER EXPLORATION COMPANY



                           1996 STOCK INCENTIVE PLAN



                              SEPTEMBER 16, 1996


         ============================================================

                              TABLE OF CONTENTS

                                                                                   Page
                                                                                  ----
ARTICLE I.  GENERAL.............................................................     1
     SECTION 1.1.  PURPOSE......................................................     1
     SECTION 1.2.  ADMINISTRATION...............................................     1
     SECTION 1.3.  ELIGIBILITY FOR PARTICIPATION................................     2
     SECTION 1.4.  TYPES OF AWARDS UNDER PLAN...................................     2
     SECTION 1.5.  AGGREGATE LIMITATION ON AWARDS...............................     2
     SECTION 1.6.  EFFECTIVE DATE AND TERM OF PLAN..............................     3

ARTICLE II.  STOCK OPTIONS......................................................     3
     SECTION 2.1.  AWARD OF STOCK OPTIONS.......................................     3
     SECTION 2.2.  STOCK OPTION AGREEMENTS......................................     3
     SECTION 2.3.  STOCK OPTION PRICE...........................................     3
     SECTION 2.4.  TERM AND EXERCISE............................................     4
     SECTION 2.5.  MANNER OF PAYMENT............................................     4
     SECTION 2.6.  ISSUANCE OF CERTIFICATES.....................................     4
     SECTION 2.7.  DEATH, RETIREMENT AND TERMINATION OF EMPLOYMENT OF OPTIONEE..     4

ARTICLE III.  INCENTIVE STOCK OPTIONS...........................................     5
     SECTION 3.1.  AWARD OF INCENTIVE STOCK OPTIONS.............................     5
     SECTION 3.2.  INCENTIVE STOCK OPTION AGREEMENTS............................     5
     SECTION 3.3.  INCENTIVE STOCK OPTION PRICE.................................     5
     SECTION 3.4.  TERM AND EXERCISE............................................     5
     SECTION 3.5.  MAXIMUM AMOUNT OF INCENTIVE STOCK OPTION GRANT...............     5
     SECTION 3.6.  DEATH OF OPTIONEE............................................     6
     SECTION 3.7.  RETIREMENT OR DISABILITY.....................................     6
     SECTION 3.8.  TERMINATION FOR OTHER REASONS................................     6
     SECTION 3.9.  TERMINATION FOR CAUSE........................................     6
     SECTION 3.10.  APPLICABILITY OF STOCK OPTIONS SECTIONS.....................     6
     SECTION 3.11.  CODE REQUIREMENTS...........................................     7

ARTICLE IV.  PERFORMANCE SHARE AWARDS...........................................     7
     SECTION 4.1.  AWARDS GRANTED BY PLAN ADMINISTRATOR.........................     7
     SECTION 4.2.  AMOUNT OF AWARD..............................................     7
     SECTION 4.3.  COMMUNICATION OF AWARD.......................................     7
     SECTION 4.4.  AMOUNT OF AWARD PAYABLE......................................     8
     SECTION 4.5.  ADJUSTMENTS..................................................     8
     SECTION 4.6.  PAYMENTS OF AWARDS...........................................     8
     SECTION 4.7.  TERMINATION OF EMPLOYMENT....................................     8
     SECTION 4.8.  TRANSFER RESTRICTION.........................................     9

                                                                                   Page
                                                                                   ---
ARTICLE V.  AUTOMATIC GRANTS....................................................     9
     SECTION 5.1.  GRANT........................................................     9
     SECTION 5.2.  APPLICABLE PROVISIONS........................................     9

ARTICLE VII.  MISCELLANEOUS.....................................................     9
     SECTION 6.1.  GENERAL RESTRICTION..........................................     9
     SECTION 6.2.  NON-ASSIGNABILITY............................................     9
     SECTION 6.3.  WITHHOLDING TAXES............................................    10
     SECTION 6.4.  RIGHT TO TERMINATE EMPLOYMENT................................    10
     SECTION 6.5.  NON-UNIFORM DETERMINATIONS...................................    10
     SECTION 6.6.  RIGHTS AS A STOCKHOLDER......................................    10
     SECTION 6.7.  DEFINITIONS..................................................    10
     SECTION 6.8.  LEAVES OF ABSENCE............................................    11
     SECTION 6.9.  NEWLY ELIGIBLE EMPLOYEES.....................................    11
     SECTION 6.10.  ADJUSTMENTS.................................................    11
     SECTION 6.11.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE..................    12
     SECTION 6.12.  AMENDMENT OF THE PLAN.......................................    13

                        BELLWETHER EXPLORATION COMPANY

                           1996 STOCK INCENTIVE PLAN


                              ARTICLE I.  GENERAL

     SECTION 1.1. PURPOSE. The purposes of this Stock Incentive Plan (the "Plan") are to: (1) associate the interests of the management of BELLWETHER EXPLORATION COMPANY and its subsidiaries and affiliates (collectively referred to as the "Company") closely with the stockholders to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders; (2) provide management with a proprietary ownership interest in the Company commensurate with Company performance, as reflected in increased stockholder value; (3) maintain competitive compensation levels thereby attracting and retaining highly competent and talented directors, employees and consultants; and (4) provide an incentive to management for continuous employment with the Company. Certain capitalized terms are defined in Section 6.7.

     SECTION 1.2.  ADMINISTRATION.

                (a) The Plan shall be administered by (i) the Board of Directors of the Company, (ii) any duly constituted committee of the Board of Directors consisting of at least two members of the Board of Directors, all of whom shall be Non-Employee Directors, or (iii) any other duly constituted committee of the Board of Directors. Such administrating party shall be referred to herein as the "Plan Administrator".

                (b) The Plan Administrator shall have the authority, in its sole discretion and from time to time to:

                        (i) designate the officers and key employees and
                consultants of the Company and its Subsidiaries eligible to participate in the Plan;

                        (ii) grant Awards provided in the Plan in such form and
                amount as the Plan Administrator shall determine;

                        (iii) impose such limitations, restrictions and
                conditions, not inconsistent with this Plan, upon any such Award as the Plan Administrator shall deem appropriate; and

                        (iv) interpret the Plan and any agreement, instrument or
                other document executed in connection with the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

                (c) Decisions and determinations of the Plan Administrator on all matters relating to the Plan shall be in its sole discretion and shall be final, conclusive and binding upon all persons, including the Company, any participant, any stockholder of the Company, any employee and any consultant. No member of any committee acting as Plan Administrator shall be liable for any action taken or decision made relating to the Plan or any Award thereunder.

     SECTION 1.3. ELIGIBILITY FOR PARTICIPATION. Participants in the Plan shall be selected by the Plan Administrator from the directors, executive officers and other key employees and consultants of the Company, executive officers and key employees of any Subsidiary of the Company and executive officers and key employees of any consultant to, administrator for or manager of the Company who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of awards, the Plan Administrator shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and growth. For the purposes of this Plan, the term "Subsidiary" means any corporation or other entity of which at least 50% of the voting securities are owned by the Company directly or through one or more other corporations, each of which is also a Subsidiary. With respect to non-corporate entities, Subsidiary shall mean an entity managed or controlled by the Company or any Subsidiary and with respect to which the Company or any Subsidiary is allocated more than half of the profits and losses thereof.

     SECTION 1.4. TYPES OF AWARDS UNDER PLAN. Awards under the Plan may be in the form of any or more of the following:

            (i) Stock Options, as described in Article II;

            (ii) Incentive Stock Options, as described in Article III; and/or

            (iii)  Performance Shares, as described in Article IV.

Awards under the Plan shall be evidenced by an Award Agreement between the Company and the recipient of the Award, in form and substance satisfactory to the Plan Administrator, and not inconsistent with this Plan. Award Agreements may provide such vesting schedules for Stock Options, Incentive Stock Options and Performance Shares, and such other terms, conditions and provisions as are not inconsistent with the terms of this Plan. Subject to the express provisions of the Plan, and within the limitations of the Plan, the Plan Administrator may modify, extend or renew outstanding Award Agreements, or accept the surrender of outstanding Awards and authorize the granting of new Awards in substitution therefor. However, except as provided in this Plan, no modification of an Award shall impair the rights of the holder thereof without his consent.

     SECTION 1.5.  AGGREGATE LIMITATION ON AWARDS.

          (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of the Company ("Common Stock"). The maximum number of shares of Common Stock which may be issued pursuant to Awards issued under the Plan shall be 500,000 which may be increased by the Board of Directors pursuant to Section 6.12.

          (b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan at any time:

                (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) under the Plan shall be counted when issued upon exercise of a Stock Option or Incentive Stock Option; and

                (ii) only the net shares issued as Performance Shares shall be counted (shares reacquired by the Company because of failure to achieve a performance target or failure to become fully vested for any other reason shall again be available for issuance under the Plan).

          (c) Shares tendered by a participant as payment for shares issued upon exercise of a Stock Option or Incentive Stock Option shall be available for issuance under the Plan. Any shares of Common Stock subject to a Stock Option or Incentive Stock Option which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan.

     SECTION 1.6.  EFFECTIVE DATE AND TERM OF PLAN.

          (a) The Plan shall become effective on the date adopted by the Board of Directors, subject to approval by the holders of a majority of the shares of Common Stock at a meeting or by written consent.

          (b) The Plan and all Awards made under the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

                           ARTICLE II.  STOCK OPTIONS

          SECTION 2.1. AWARD OF STOCK OPTIONS. The Plan Administrator may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any participant in the Plan one or more options to purchase for cash or shares the number of shares of Common Stock ("Stock Options") allotted by the Plan Administrator. The date a Stock Option is granted shall mean the date selected by the Plan Administrator as of which the Plan Administrator allots a specific number of shares to a participant pursuant to the Plan.

          SECTION 2.2. STOCK OPTION AGREEMENTS. The grant of a Stock Option shall be evidenced by a written Award Agreement, executed by the Company and the holder of a Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Plan Administrator may from time to time determine.

          SECTION 2.3. STOCK OPTION PRICE. The option price per share of Common Stock deliverable upon the exercise of a Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Stock Option is granted unless otherwise determined by the Plan Administrator.

          SECTION 2.4. TERM AND EXERCISE. A Stock Option shall not be exercisable prior to six months from the date of its grant and unless a shorter period is provided by the Plan Administrator or by another Section of this Plan, and may be subject to such vesting scheduling and term ("Option Term") as the Plan Administrator may provide in an Award Agreement. No Stock Option shall be exercisable after the expiration of its Option Term.

          SECTION 2.5. MANNER OF PAYMENT. Each Award Agreement providing for Stock Options shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the option price for such shares with cash or, if duly authorized by the Plan Administrator, Common Stock.

          SECTION 2.6. ISSUANCE OF CERTIFICATES. As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. The Optionee shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder.

          SECTION 2.7. DEATH, RETIREMENT AND TERMINATION OF EMPLOYMENT OF OPTIONEE. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator:

          (a) Upon the death of the Optionee, any rights to the extent exercisable on the date of death may be exercised by the Optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) one year. The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

          (b) Upon termination of the Optionee's employment by reason of retirement or permanent disability (as each is determined by the Plan Administrator), the Optionee may exercise any Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) six months (in the case of permanent disability) or three months (in the case of retirement).

          (c) Upon termination of the Optionee's employment by reason other than death, disability, retirement or cause (as each is determined by the Plan Administrator), the Optionee may exercise any Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) 120 days of the date of termination.

          (d) Except as provided in Subsections (a), (b) and (c) of this Section 2.7, all Stock Options shall terminate immediately upon the termination of the Optionee's employment.

                     ARTICLE III.  INCENTIVE STOCK OPTIONS

          SECTION 3.1. AWARD OF INCENTIVE STOCK OPTIONS. The Plan Administrator may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any officer or key employee who is a participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options")) to purchase for cash or shares the number of shares of Common Stock allotted by the Plan Administrator. No Incentive Stock Options shall be made under the Plan after the tenth anniversary of the effective date of the Plan. The date an Incentive Stock Option is granted shall mean the date selected by the Plan Administrator as of which the Plan Administrator allots a specific number of shares to a participant pursuant to the Plan.
Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its subsidiaries.

          SECTION 3.2. INCENTIVE STOCK OPTION AGREEMENTS. The grant of an Incentive Stock Option shall be evidenced by a written Award Agreement, executed by the Company and the holder of an Incentive Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Plan Administrator may from time to time determine.

          SECTION 3.3. INCENTIVE STOCK OPTION PRICE. The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

          SECTION 3.4. TERM AND EXERCISE. Each Incentive Stock Option shall not be exercisable prior to six months from the date of its grant and unless a shorter period is provided by the Plan Administrator or another Section of this Plan, may be exercised during a period of ten years from the date of grant thereof (the "Option Term") and may be subject to such vesting scheduling as the Plan Administrator may provide in an Award Agreement. No Incentive Stock Option shall be exercisable after the expiration of its Option Term.

          SECTION 3.5. MAXIMUM AMOUNT OF INCENTIVE STOCK OPTION GRANT. The aggregate fair market value (determined on the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options first become exercisable by an Optionee during in any calendar year (under all plans of the Optionee's employer corporations and their parent and subsidiary corporations) shall not exceed $100,000.

          SECTION 3.6.  DEATH OF OPTIONEE.

          (a) Upon the death of the Optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining Option Term of the Incentive Stock Option and one year after the Optionee's death.

          (b) The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

     SECTION 3.7. RETIREMENT OR DISABILITY. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator, upon the termination of the Optionee's employment by reason of permanent disability or retirement (as each is determined by the Plan Administrator), the Optionee may exercise any Incentive Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Incentive Stock Option and (ii) one year (in the case of permanent disability) or three months (in the case of retirement). Notwithstanding the terms of an Award Agreement, the tax treatment available pursuant to Section 422 of the Internal Revenue Code of 1986 (the "Code") upon the exercise of an Incentive Stock Option shall not be available to an Optionee who exercises any Incentive Stock Options more than (i) one year after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

     SECTION 3.8. TERMINATION FOR OTHER REASONS. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator, except as provided in Sections 3.6 and 3.7, upon termination of the Optionee's employment by reason other than cause (as determined by the Plan Administrator), the Optionee may exercise any Incentive Stock Options, provided such option exercise occurs within both (i) the remaining Incentive Option Term of the Stock Option and (ii) 30 days of the date of termination.

     SECTION 3.9. TERMINATION FOR CAUSE. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator, except as provided in Sections 3.6, 3.7 and 3.8, all Incentive Stock Options shall terminate immediately upon the termination of the Optionee's employment.

     SECTION 3.10. APPLICABILITY OF STOCK OPTIONS SECTIONS. Sections 2.5, Manner of Payment; and 2.6, Issuance of Certificates, applicable to Stock Options, shall apply equally to Incentive Stock Options. Said Sections are incorporated by reference in this Article III as though fully set forth herein.

     SECTION 3.11. CODE REQUIREMENTS. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Code
Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Code Section 422, unless the participant has first requested the change that will result in such disqualification.

                     ARTICLE IV.  PERFORMANCE SHARE AWARDS

          SECTION 4.1. AWARDS GRANTED BY PLAN ADMINISTRATOR. Coincident with or following designation for participation in the Plan, a participant may be granted Performance Shares. Certificates representing Performance Shares shall be issued to the participant effective as of the date of the Award. Holders of Performance Shares shall have all of the voting, dividend and other rights of stockholders of the Company, subject to the terms of any Award Agreement.

          SECTION 4.2. AMOUNT OF AWARD. The Plan Administrator shall establish a maximum amount of a participant's Award, which amount shall be denominated in shares of Common Stock.

          SECTION 4.3. COMMUNICATION OF AWARD. Written notice of the maximum amount of a participant's Award and the Performance Cycle determined by the Plan Administrator, if any, shall be given to a participant as soon as practicable after approval of the Award by the Plan Administrator. The grant of Performance Shares shall be evidenced by a written Award Agreement, executed by the Company and the recipient of Performance Shares, in such form as the Plan Administrator may from time to time determine, providing for the terms of such grant.

          SECTION 4.4. AMOUNT OF AWARD PAYABLE. Performance Shares may be granted based upon past performance or future performance. In addition to any other restrictions the Plan Administrator may place on Performance Shares, the Plan Administrator may, in its discretion, provide that Performance Shares shall vest upon the satisfaction of performance targets to be achieved during an applicable "Performance Cycle." Failure to satisfy the performance targets may result, in the Plan Administrator's discretion as set forth in an Award Agreement, in the forfeiture of the Performance Shares by the participant and the return of such shares to the Company, or have any other consequence as determined by the Plan Administrator. Performance targets established by the Plan Administrator may relate to corporate, group, unit or individual performance and may be established in terms of market price of common stock, cash flow or cash flow per share, reserve value or reserve value per share, net asset value or net asset value per share, earnings, or such other measures or standards determined by the Plan Administrator. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weight in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities. The Plan Administrator may also establish that none, a portion or all of a participant's Award will vest (subject to Section 4.6) for performance which falls below the performance target applicable to such Award. Certificates representing Performance Shares shall bear a legend restricting their transfer and requiring the forfeiture of the shares to the Company if any performance targets or other conditions to vesting are not met. The Plan Administrator may also require a participant to deliver certificates representing unvested Performance Shares to the Company in escrow until the Performance Shares vest.

          SECTION 4.5. ADJUSTMENTS. At any time prior to vesting of a Performance Share, the Plan Administrator may adjust previously established performance targets or other terms and conditions to reflect events such as changes in laws, regulations, or accounting practice, or mergers, acquisitions, divestitures or any other event determined by the Plan Administrator.

          SECTION 4.6. PAYMENTS OF AWARDS. Following the conclusion of each Performance Cycle, the Plan Administrator shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to vesting an Award relating to such Performance Cycle. Subject to the provisions of Section 6.3, to the extent the Plan Administrator determines Performance Shares have vested, the Company shall issue to the participant certificates representing vested shares free of any legend regarding performance targets or forfeiture in exchange for such participant's legended certificates.

          SECTION 4.7. TERMINATION OF EMPLOYMENT. Unless the Award Agreement provides for vesting upon death, disability, retirement or termination of employment, upon any such termination of employment of a participant prior to vesting of Performance Shares, all outstanding and unvested Awards of Performance Shares to such participant shall be cancelled, shall not vest and shall be returned to the Company.

          SECTION 4.8. TRANSFER RESTRICTION. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator, any Award Agreement providing for the issuance of Performance Shares to any person who, at the time of grant, is subject to the restrictions of Section 16(b) of the Exchange Act, shall provide that such Common Stock cannot be resold for a period of six months following the grant of such Performance Shares.

                         ARTICLE V.  AUTOMATIC GRANTS

          SECTION 5.1. GRANT. Each director who is not an employee of the Company, its subsidiaries, affiliates and managers shall on the date on which he or she is initially elected or appointed a director of the Company, be granted a Stock Option to purchase 4,000 shares of Common Stock for the fair market price on the date of such grant, for an Option Term of ten years. Thereafter, on the first business day following the Annual Meeting of Stockholders of each subsequent year in which such person is still serving as a director (whether or not such director's term has been continuous), he or she shall automatically be granted a Stock Option to purchase an additional 4,000 shares of Common Stock for the fair market price on the date of such grant for an Option Term of ten years.

          SECTION 5.2. APPLICABLE PROVISIONS. The provisions of Section 2.7(a) relating to the death of a director shall apply to options granted under Section
5.1 and the Plan Administrator may not agree to the contrary in an Award Agreement or otherwise. The provisions of Subsections 2.7(b), (c) and (d) relating to disability and other termination of employment shall not apply to options granted under Section 5.1, and the failure to be re-elected as a director of the Company shall not effect the Stock Options granted under this Section.

                          ARTICLE VI.  MISCELLANEOUS

          SECTION 6.1. GENERAL RESTRICTION. Each Award under the Plan shall be subject to the requirement that, if at any time the Plan Administrator shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Plan Administrator.

          SECTION 6.2. NON-ASSIGNABILITY. No Award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such Award shall be exercisable only by such person or by such person's guardian or legal representative.

          SECTION 6.3. WITHHOLDING TAXES. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue, transfer or vest only such number of shares of the Company net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

          SECTION 6.4. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

          SECTION 6.5. NON-UNIFORM DETERMINATIONS. The Plan Administrator's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

          SECTION 6.6. RIGHTS AS A STOCKHOLDER. The recipient of any Award under the Plan shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

     SECTION 6.7. DEFINITIONS. In this Plan the following definitions shall apply:

          (a) "Award" shall mean a grant of Stock Options, Incentive Stock Options or Performance Shares under the Plan.

          (b) "Fair market value" as of any date and in respect of any share of Common Stock means the average of the high and low sales price on such date or on the next business day, if such date is not a business day, of a share of Common Stock reflected in the consolidated trading tables of The Wall Street Journal or any other publication selected by the Plan Administrator provided that, if shares of Common Stock shall not have been traded on the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System or other public securities market for more than 10 days immediately preceding such date or if deemed appropriate by the Plan Administrator for any other reason, the fair market value of shares of Common Stock shall be as determined by the Plan Administrator in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

          (c) "Non-Employee Director" shall mean a director who (i) is not an officer of the Company or a parent or subsidiary of the Company, or otherwise employed by the Company or parent or subsidiary of the Company;
     (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount not exceeding $60,000; (iii) does not possess an interest in any transaction for which disclosure would be required under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended ("Securities Act"); or (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K of the Securities Act.

          (d) "Option" means a Stock Option or Incentive Stock Option.

          (e) "Option price" means the purchase price per share of Common Stock deliverable upon the exercise of a Stock Option or Incentive Stock Option.

          (f) "Performance Cycle" means the period of time, if any, as specified by the Plan Administrator over which Performance Shares are to be vested.

     SECTION 6.8. LEAVES OF ABSENCE. The Plan Administrator shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Plan Administrator shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leave of absence.

     SECTION 6.9. NEWLY ELIGIBLE EMPLOYEES. The Plan Administrator shall be entitled to make such rules, regulations, determinations and Awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an Award or incentive period.

     SECTION 6.10. ADJUSTMENTS. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Plan Administrator may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options or Performance Shares theretofore granted under the Plan, and any and all other matters deemed appropriate by the Plan Administrator.

     SECTION 6.11.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

          (a) The existence of outstanding Options or Performance Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b) If, while there are outstanding Options, the Company shall effect a subdivision or consolidation of shares or other increase or reduction in the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then, subject to the provisions, if any, in the Award Agreement (a) in the event of an increase in the number of such shares outstanding, the number of shares of Common Stock then subject to Options hereunder shall be proportionately increased; and (b) in the event of a decrease in the number of such shares outstanding the number of shares then available for Option hereunder shall be proportionately decreased.

          (c) After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, (i) each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such Option shall then be so exercisable, the number and class of shares of stock, other securities or consideration to which such holder would have been entitled to receive pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of the Company equal to the number of shares as to which such Option had been exercisable and (ii) unless otherwise provided by the Plan Administrator, the number of shares of Common Stock, other securities or consideration to be received with respect to unvested Performance Shares shall continue to be subject to the Award Agreement, including any vesting provisions thereof.

          (d) If the Company is about to be merged into or consolidated with another corporation or other entity under circumstances where the Company is not the surviving corporation, or if the Company is about to sell or otherwise dispose of substantially all of its assets to another corporation or other entity while unvested Performance Shares or unexercised Options remain outstanding, then the Plan Administrator may direct that any of the following shall occur:

                  (i) If the successor entity is willing to assume the obligation to deliver shares of stock or other securities after the effective date of the merger, consolidation or sale of assets, as the case may be, each holder of an outstanding Option shall be entitled to receive, upon the exercise of such Option and payment of the option price, in lieu of shares of Common Stock, such shares of stock or other securities as the holder of such Option would have been entitled to receive had such Option been exercised immediately prior to the consummation of such merger, consolidation or sale, and the terms of such Option shall apply as nearly as practicable to the shares of stock or other securities purchasable upon exercise of the Option following such merger, consolidation or sale of assets;

                  (ii) The Plan Administrator may waive any limitations set forth in or imposed pursuant to this Plan or any Award Agreement with respect to such Option or Performance Share such that (A) such Option shall become exercisable prior to the record or effective date of such merger, consolidation or sale of assets or (B) the vesting of such Performance Share shall occur upon such merger, consolidation or sale of assets; and/or

                  (iii) The Plan Administrator may cancel all outstanding Options as of the effective date of any such merger, consolidation or sale of assets provided that prior notice of such cancellation shall be given to each holder of an Option at least 30 days prior to the effective date of such merger, consolidation or sale of assets, and each holder of an Option shall have the right to exercise such Option in full during a period of not less than 30 days prior to the effective date of such merger, consolidation or sale of assets.

          (e) Except as herein provided, the issuance by the Company of Common Stock or any other shares of capital stock or securities convertible into shares of capital stock, for cash, property, labor done or other consideration, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

     SECTION 6.12. AMENDMENT OF THE PLAN. The Board of Directors may, without further approval by the stockholders and without receiving further consideration from the participants, amend this Plan or condition or modify Awards under this Plan, including increases to the number of shares which may be covered by Awards under this Plan.

PROXY
                         BELLWETHER EXPLORATION COMPANY
               1331 LAMAR, SUITE 1455, HOUSTON, TEXAS 77010-3039

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
                      ANNUAL MEETING ON NOVEMBER 15, 1996.

  The undersigned hereby constitutes and appoints J. Darby Sere and Roland E. Sledge and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated below, all of the shares of common stock of Bellwether Exploration Company held of record by the undersigned on October 4, 1996, at the Annual Meeting of Stockholders to be held at the Houston Center Club, 1100 Caroline Street, Houston, Texas on Friday, November 15, 1996, and at any adjournments thereof, on all matters coming before said meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEMS 2 AND 3 AS INDICATED ON THE REVERSE SIDE HEREOF.

  Please check the box if you plan to attend the annual meeting on November 15, 1996. Proper identification will be required. [_]

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR
                               PROPOSALS 2 AND 3.

  YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED.

                         (TO BE SIGNED ON REVERSE SIDE)



X  PLEASE MARK YOUR
   VOTES AS IN THIS
   EXAMPLE.


                     FOR   WITHHELD     NOMINEES: J. P. Bryan J. Darby Sere
1. Election of       / /     / /                  C. Barton Groves
   Directors                                      Dr. Jack Birks
                                                  Vincent H. Buckley
                                                  Habib Kairouz A. K. McLanahan
To withhold authority to vote for any             Michael D. Watford
specific nominee(s), mark the "FOR" box
and write the name of each such nominee
on the line provided below

----------------------------------------


                                                FOR       AGAINST       ABSTAIN

2. To approve the adoption of the 1996          / /         / /           / /
   Stock Incentive Plan

3. To ratify the appointment of Deloitte &      / /         / /           / /
   Touche LLP as independent public
   accountants

4. In their discretion, the Proxies are
   authorized to vote upon such other
   business as may properly come before the
   meeting or any adjournments thereof.
 .


SIGNATURE(S) ____________________________________________________________  DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate your full title as such.